      As filed with the Securities and Exchange Commission on May 7, 1999
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                        CAPITAL ONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

                  Delaware                                54-171854
        (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                                   ----------

                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                                   ----------

                        CAPITAL ONE FINANCIAL CORPORATION
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                           JOHN G. FINNERAN, JR., Esq.
                     Senior Vice President, General Counsel
                             and Corporate Secretary
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                                 (703) 205-1030

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               Proposed Maximum      Proposed Maximum         Amount of
 Title of Security to       Amount to be        Offering Price          Aggregate           Registration
    be Registered          Registered(1)           Per Unit         Offering Price(2)            Fee
------------------------------------------------------------------------------------------------------------

     Common Stock
   $.01 par value,           3,250,000             $169.375            $550,468,750          $153,030.32
  including attached
      Rights(3)
============================================================================================================

(1) The number of shares of Common Stock registered hereunder includes such additional shares of Common Stock as may be necessary to give effect to a stock split or stock dividend.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on April 29, 1999.

(3) The Rights are to purchase the Registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with, and only with, the Registrant's Common Stock.

                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Capital One Financial Corporation (the "Registrant") is filing this Registration Statement solely to register additional shares of Common Stock issuable pursuant to incentive awards granted or to be granted under the Registrant's 1994 Stock Incentive Plan (the "Plan"). This Registration Statement incorporates by reference the contents of the Registrant's earlier Registration Statements Nos. 33-86986, 333-4586 and 333-51637 which relate to 10,620,880 shares of Common Stock issuable pursuant to incentive awards granted or to be granted under the Plan, and any documents incorporated by reference therein including any such documents subsequently filed by the Registrant. The maximum number of shares that may be issuable under the Plan is 13,870,880.

Item 5.  Interests of Named Experts and Counsel.

         John G. Finneran, Jr., Senior Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5 holds 6,357 shares of Common Stock and options to purchase an additional 112,857 shares of Common Stock issued under the Plan.

Item 8.  Exhibits.

        Exhibit
         Number                             Description                                 Reference
      -----------                          -------------                               -----------
           4              Rights Agreement, dated as of November 16, 1995,     Incorporated by reference to the
                          between Capital One Financial Corporation and        Registrant's Current Report on
                          First Chicago Trust Company of New York (as          Form 8-K, filed November 16, 1995
                          successor to Mellon Bank, N.A.) as Rights Agent

           4.1            Amendment Number 1 to Rights Agreement, dated        Incorporated by reference to the
                          as of April 29, 1999, between Capital One            Registrant's Current Report on
                          Financial Corporation and First Chicago Trust        Form 8-K, filed May 5, 1999
                          Company of New York (as successor to Mellon
                          Bank, N.A.) as Rights Agent

           5              Opinion of Counsel                                   Filed herewith

          23.1            Consent of Counsel                                   Contained in Exhibit 5

          23.2            Consent of Independent Auditors                      Filed herewith

           24             Power of Attorney                                    Set forth on signature page


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 6th day of May, 1999.


                                       CAPITAL ONE FINANCIAL CORPORATION




                                       By: /s/ John G. Finneran, Jr.
                                         ---------------------------------------
                                         John G. Finneran, Jr.
                                         Senior Vice President, General Counsel
                                          and Corporate Secretary


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 6th day of May, 1999.




              SIGNATURE                                                            TITLE

/s/ Richard D. Fairbank
-------------------------------------                        Director, Chairman and Chief Executive Officer
Richard D. Fairbank                                          (Principal Executive Officer)



/s/ Nigel W. Morris
-------------------------------------                        Director, President and Chief Operating Officer
Nigel W. Morris



/s/ David M. Willey
-------------------------------------                        Senior Vice President, Corporate Financial
David M. Willey                                              Management and Treasurer
                                                             (Principal Accounting and Financial Officer)



/s/ W. Ronald Dietz
-------------------------------------                        Director
W. Ronald Dietz



/s/ James A. Flick, Jr.
-------------------------------------                        Director
James A. Flick, Jr.



/s/ Patrick W. Gross
-------------------------------------                        Director
Patrick W. Gross



/s/ James V. Kimsey
-------------------------------------                        Director
James V. Kimsey



/s/ Stanley I. Westreich
-------------------------------------                        Director
Stanley I. Westreich



                                                   Exhibit Index
                                                  ---------------

                                                                                         Sequential
      Exhibit Number                           Description                              Page Number
     ----------------                        --------------                          -----------------
            4               Rights Agreement, dated as of November 16, 1995,      Incorporated by reference
                            between Capital One Financial Corporation and         to the Registrant's Current Report
                            First Chicago Trust Company of New York (as           on Form 8-K, filed November 16,
                            successor to Mellon Bank, N.A.) as Rights Agen        1995

            4.1             Amendment Number 1 to Rights Agreement, dated         Incorporated by reference to the
                            as of April 29, 1999, between Capital One             Registrant's Current Report on
                            Financial Corporation and First Chicago Trust         Form 8-K, filed May 5, 1999
                            Company of New York (as successor to Mellon
                            Bank, N.A.) as Rights Agent

            5               Opinion of Counsel

           23.1             Consent of Counsel                                    Contained in Exhibit 5

           23.2             Consent of Independent Auditors

            24              Power of Attorney                                     Set forth on signature page

[Capital One Letterhead]

                                                                      Exhibit 5

                                                     May 6, 1999



Board of Directors
Capital One Financial Corporation
2980 Fairview Park Drive, Suite 1300
Falls Church, Virginia  22042

Gentlemen:

                  As the General Counsel of Capital One Financial Corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration
Statement"), with respect to the registration of 3,250,000 shares of the Company's common stock, par value $.01 per share, (the "Common Stock") authorized for issuance upon the exercise of options granted under the Company's 1994 Stock Incentive Plan (the "Plan"). I am familiar with the Registration Statement and have examined such corporate documents and records, including the Plan, and such matters of law as I have considered appropriate to enable me to render the following opinion.

                  On the basis of the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized and when issued and sold consistent with the terms of the Plan and the related resolutions of the Board of Directors and the Compensation Committee, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                                 Very truly yours,



                                                 /s/ John G. Finneran, Jr.
                                                 -------------------------------
                                                 John G. Finneran, Jr.
                                                 General Counsel

                                                                   Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the 1994 Stock Incentive Plan of Capital One Financial Corporation of our report dated January 19, 1999, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Washington, D.C.
May 5, 1999